BlackRock Financial Institutions Series Trust
Series 1
File Number: 811-3189
CIK Number: 353281
BlackRock Summit Cash Reserves Fund
For the Period Ending: 11/30/2006

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with BlackRock Money Markets Incorporated, for the period ended November 30, 2006.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

11/20/2006	$809	Victory Receivables Corp,	5.28%	12/19/2006